UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2022

TPCO Holding Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed, on October 1, 2021, TPCO Holding Corp. (the “Company”) executed a Unit Purchase Agreement (as amended, the “Purchase Agreement”) to acquire 100% equity interest in Coastal Holding Company, LLC (“Coastal Holding”). The closing of the transaction is subject to multiple conditions.

On September 29, 2022, the Company, Coastal Holding and Julian Michalowski, as Equityholders’ Representative, entered into an amendment to the Purchase Agreement to, among other things, extend the “Outside Date” in Section 8.01(b)(i) from September 30, 2022 to October 14, 2022 to provide additional time to address all outstanding matters and completion of the closing conditions. The parties are engaged in discussions in an effort to consummate the transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2022

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
Name:	Mike Batesole
Title:	Chief Financial Officer

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